Exhibit 107

Calculation of Filing Fee Table

Form S-3

(Form Type)

Augmedix, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)		Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee		Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	N/A	N/A	N/A	N/A		N/A		N/A	N/A	N/A
Fees Previously Paid	Equity	Common Stock, $0.0001 par value per share	Rule 457(a)	29,174,239	(2)	$3.00	(3)	$87,522,717.00	$0.0001091	$9,549.00
Carry Forward Securities
Carry Forward Securities	N/A	N/A	N/A	N/A				N/A				N/A	N/A	N/A	N/A
Total Offering Amounts								$87,436,581.00		$9,540.00
Total Fees Previously Paid										$9,549.00	(2)
Total Fee Offsets										-
Net Fee Due										-

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), includes an indeterminate number of shares which may be issued with respect to such shares of common stock by way of a stock dividend, stock split or in connection with a stock combination, recapitalization, merger, consolidation or otherwise.
(2)	On February 4, 2021, 29,174,239 shares of common stock were registered for sale by the selling securityholders named in the registration statement (Registration No. 333-251310). In connection therewith, a registration fee of $9,549.00 was paid by Augmedix, Inc.
(3)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(a) under the Securities Act, based upon the original sale price of the shares of common stock registered hereunder. On October 5, 2020, and in subsequent closings thereafter through November 13, 2020, Augmedix, Inc. sold shares of common stock at a price of $3.00 per share in the offering. The price per share and aggregate offering price in the table above are based on the price per share in the offering.